Exhibit 99.4


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - -  x
                                           :
In re                                      :  Chapter 11
                                           :
RCN CORPORATION, et al.                    :  Case No. 04-13638 (RDD)
                                           :
                                Debtors.   :
                                           :
- - - - - - - - - - - - - - - - - - - - -  x


                    ORDER AUTHORIZING SETTLEMENT AGREEMENT
                BETWEEN RCN CABLE TV OF CHICAGO, INC., AND THE
                          CHICAGO ACCESS CORPORATION

       Upon the motion, dated December 10, 2004 (the "Motion"),(1) of the above-captioned debtors and debtors-in-possession (the "Debtors"), for an order approving a settlement agreement (the "Agreement") between RCN Cable TV of Chicago, Inc. ("RCN-Chicago"), and Chicago Access Corporation ("CAC"), with respect to any proofs of claim filed in these bankruptcy cases by CAC and/or certain other fees and claims in connection with the CAC Contracts; and the Court being satisfied with the representations made in the Motion that the Agreement is necessary and in the best interests of the Debtors and their estates; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby:

---------

(1) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Motion.

         FOUND that:(2)

         A. The Court has jurisdiction over the Motion under 28 U.S.C. ss.ss. 157 and 1334, and this matter is a core proceeding under 28 U.S.C. ss. 157(b)(2)(A) and venue in this district is proper under 28 U.S.C. ss.ss. 1408 and 1409;

         B. Due and proper notice of the Motion has been given and no other or further notice is required;

         C. RCN-Chicago has exercised sound business judgment in deciding to enter into the Agreement;

         D. The Agreement is fair, reasonable and in the best interests of RCN, RCN-Chicago, their estates, creditors and other parties-in-interest and is appropriate in light of the relevant factors;

         E. RCN-Chicago has exercised sound business judgment and has satisfied the requirements of 11 U.S.C. ss. 365 in deciding to (i) assume the Areas 1 and 2 CAC Contracts (as the latter is modified by the Agreement) and
(ii) reject the Areas 3 and 4 CAC Contracts; and

         F. It is in the best interests of RCN-Chicago, its estate, creditors and other parties-in-interest to (i) enter into the Agreement, (ii) assume the Area 1

---------

(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.
     R. Bankr. P. 7052.

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

CAC Contract and the modified Area 2 CAC Contract and (iii) reject the Areas 3 and 4 CAC Contracts; and it is therefore,

         ORDERED, ADJUDGED and DECREED that:

         1.   The Motion is GRANTED as set forth herein.

         2. RCN-Chicago is authorized to enter into the Agreement, in substantially the form annexed hereto as Exhibit 1, the terms and conditions of which are hereby approved.

         3. The Debtors, CAC and each of their officers, directors, employees and agents, are authorized to take any actions and execute any documents necessary to consummate the Agreement.

         4. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of the Debtors and each of their estates and creditors, and CAC and its successors and assigns, and any affect ed third parties including, but not limited to, any trustee, responsible person, estate administrator, representative or similar person subsequently appointed for or in connection with the Debtors' estates or affairs in these cases or in any subsequent case(s) under the Bankruptcy Code involving the Debtors.

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

         5. The Area 1 CAC Contract is hereby assumed by RCN-Chicago, as of the Effective Date, and there are no cure costs associated with such assumption.

         6. The Area 2 CAC Contract, as amended by the Agreement, is hereby assumed by RCN-Chicago, as of the Effective Date, and all cure costs associated with such assumption have been deemed satisfied.

         7. CAC shall have no claim, whether secured, unsecured, priority, administrative, or otherwise, against any of the Debtors, their estates, subsidiaries, affiliates, legal successors and/or assigns arising by reason of any act, omission, transaction or occurrence taken or occurring at any time in connection with, arising from or concerning the Area 2 CAC Contract.

         8. The Areas 3 and 4 CAC Contracts are rejected as set forth in the Agreement.

         9. CAC shall withdraw the CAC Proof of Claim as set forth in the Agreement.

         10. The Debtor shall pay to CAC, upon the Effective Date, the Settlement Payment, in full and complete discharge, satisfaction and release of any claims, whether secured, unsecured, priority, administrative, or otherwise that were actually asserted, or that could have been asserted, in the CAC Proof of Claim, any request for administrative expense payment, or otherwise with respect to the Area 2 CAC Contract.

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

         11. Upon the occurrence of the Effective Date, the parties shall grant the mutual releases set forth in the Agreement.

         12. Notwithstanding Bankruptcy Rule 6004(g), this Order shall take effect immediately upon entry.

         13. This Court shall retain jurisdiction to decide any disputes arising between any of the Debtors and CAC with respect to the Order, the Agreement, the CAC Proof of Claim, the assumption of the Areas 1 and 2 CAC Contracts (as the latter is modified by the Agreement) and the rejection of the Areas 3 and 4 CAC Contracts.

Dated: New York, New York
       December 16, 2004


                                           /s/ Robert D. Drain
                                           -------------------------------------
                                           Honorable Robert D. Drain
                                           United States Bankruptcy Judge

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

                                   EXHIBIT 1

                             SETTLEMENT AGREEMENT


         This SETTLEMENT AGREEMENT ("Agreement") is entered into this 7th day of December, 2004, by and between RCN Cable TV of Chicago, Inc.
("RCN-Chicago"), and Chicago Access Corporation ("CAC"). RCN-Chicago and CAC are hereinafter referred to as the "Parties" and each as a "Party."

         WHEREAS, RCN-Chicago is a Delaware corporation with its principal place of business at 350 North Orleans Street, Chicago, Illinois.

         WHEREAS, CAC is a non-profit Illinois corporation created in accordance with Article VII, Section 4-280-350, et seq., of the Chicago Cable Communications Ordinance, with its principal offices at 322 South Green Street, Chicago, Illinois.

         WHEREAS, RCN-Chicago submitted a Petition for Modification ("Modification Petition") to the City of Chicago (the "City") on December 12, 2003 pursuant to Section 625 of the Communications Act, 47 U.S.C. ss. 545, seeking, inter alia, to modify certain network build-out and related provisions of its Areas 2, 3, and 4 Franchises.

         WHEREAS RCN-Chicago filed a petition for relief under Chapter 11 on August 5, 2004 (the "RCN-Chicago Bankruptcy") and concurrently RCN-Chicago and RCN Corporation ("RCN Corp.") filed an adversary complaint (the "Bankruptcy Complaint") in the Bankruptcy Court seeking modification of the Areas 2, 3 and 4 Franchise Agreements as set forth in the Modification Petition and other declaratory, injunctive and equitable relief pursuant to the Bankruptcy Code.

         WHEREAS, RCN-Chicago, its parent RCN Corporation, and the City executed a Release and Settlement Agreement on November 12, 2004 (the "City Settlement Agreement"), a copy of which is attached hereto for reference as Exhibit A, to resolve their disputes, pursuant to which, as of the Effective Date of the City Settlement Agreement, RCN-Chicago, RCN Corp. and the City agreed, among other things, to terminate the Areas 3 and 4 Franchises, and to modify the Area 2 Franchise (i) to eliminate all further construction build-out obligations by limiting the Area 2 Franchise to the homes and businesses that can be served by lateral connections to RCN-Chicago's existing network facilities, and (ii) to permit RCN-Chicago to terminate the Area 2 Franchise without penalty before the end of its term.

         WHEREAS, CAC believes that, because of RCN-Chicago's financial condition, including its being in bankruptcy, it is in its best interest for RCN-Chicago to pay, and CAC to receive, the Settlement Payment in full and complete satisfaction of amounts owed by RCN-Chicago to CAC under the Area 2 Franchise and the Area 2 CAC Agreement as of the CAC Settlement Effective Date and the amounts which would, absent this Agreement, become due in the future under the Area 2 Franchise and the Area 2 CAC Agreement.

         WHEREAS, pursuant to negotiations between RCN-Chicago and CAC, the Parties have agreed to compromise, settle and release all RCN Claims and CAC Claims upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in exchange for the benefits and undertakings described herein and other good and valuable consideration as more fully described below, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. RECITALS. The foregoing Recitals are true and correct and shall be incorporated herein as in integral part of this Agreement.

         2. DEFINITIONS. The following definitions apply to this Agreement:

         A. "Area 1 Franchise" means the Cable Television Franchise Agreement for Franchise Area 1 of the City that was effective as of June 24, 1996 and was acquired by RCN-Chicago by virtue of its acquisition of 21st Century Cable TV, Inc.

         B. "Area 2 Franchise," "Area 3 Franchise," and "Area 4 Franchise" mean the three separate Cable Television Franchise Agreements for Franchise Areas 2, 3, and 4 of the City executed on December 7, 2000 by RCN-Chicago and the City and, with respect to the Areas 3 and 4 Franchises, as amended on December 10, 2002.

         C. "Area 2 CAC Agreement," "Area 3 CAC Agreement," and "Area 4 CAC Agreement" mean the three separate agreements for Franchise Areas 2, 3 and 4 of the City executed on September 1, 2000 between RCN-Chicago (known at the time as 21st Century Cable TV of Chicago, Inc.) and CAC.

         D. "Areas 3 and 4 Deferral Agreements" means the two separate agreements executed on December 12, 2002 between RCN-Chicago and CAC amending the September 1, 2000 Areas 3 and 4 CAC Agreements.

         E. "Area 1 CAC Agreement" means the agreement for Franchise Area 1 of the City executed on January 26, 1996 between 21st Century Cable TV, Inc. and CAC, which agreement was amended on December 8, 2000 and assigned to RCN-Chicago by virtue of its acquisition of 21st Century Cable TV, Inc.

         F. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York that is presiding over the Chapter 11 filings of RCN Corporation and RCN-Chicago.

         G. "RCN Released Entities" means RCN-Chicago and any and all of its current, former and future parent companies, affiliates, subsidiaries, owners, partners, executives, administrators, officers, directors, employees, shareholders, agents, attorneys, insurers, representatives, heirs, successors and assigns.


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

         H. "CAC Released Entities" means CAC, and any and all of its current, former and future executives, administrators, officers, directors, employees, agents, attorneys, insurers, representatives, heirs, successors and assigns.

         I. "RCN Claims" means any and all claims, controversies, liabilities, suits, actions, causes of action, demands, obligations, damages, judgments, costs, expenses and attorneys' fees, known or unknown, vested or contingent, direct or indirect, whether in tort, contract, statutory or otherwise (collectively, "Claims"), that any of the RCN Released Entities may have had or may now have against the CAC Released Entities arising out of and relating to RCN-Chicago's compliance with the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements as of the Effective Date of this Agreement, including without limitation all Claims with respect to payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements, all Claims with respect to any future payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements, and all disputes raised by the Modification Petition and related Bankruptcy Court proceedings, all other court proceedings filed by RCN-Chicago, the Resolution adopted on February 11, 2004 by the Chicago City Council, and the Chicago Cable Commission Resolution #807 adopted on February 10, 2004.

         J. "CAC Claims" means any and all Claims that any of the CAC Released Entities may have had or may now have against the RCN Released Entities arising out of and relating to RCN-Chicago's compliance with the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements as of the Effective Date of this Agreement, including without limitation all Claims with respect to payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements, all Claims with respect to any future payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Areas 2, 3 and 4 Franchises and the Areas 2, 3 and 4 CAC Agreements, and all disputes raised by the Modification Petition and related Bankruptcy Court proceedings, all other court proceedings filed by RCN-Chicago, the Resolution adopted on February 11, 2004 by the Chicago City Council, and the Chicago Cable Commission Resolution #807 adopted on February 10, 2004.

         K. "CAC Settlement Effective Date" means the date that is the later to occur of (i) receipt of a final and non-appealable order from the Bankruptcy Court approving this Agreement, and (ii) the Effective Date of the City Settlement Agreement.

         L. "Effective Date of the City Settlement Agreement" shall have the meaning set forth in Section 3 of the City Settlement Agreement, a copy of which is attached hereto for reference as Exhibit A.

         3. AREAS 3 AND 4 FRANCHISES AND CAC AGREEMENTS.

         A. The Parties acknowledge that the City Settlement Agreement calls for the termination of the Areas 3 and 4 Franchises without imposing any penalty on RCN-Chicago or requiring any payment from RCN Chicago or on RCN-Chicago's behalf and that, as a result, pursuant to the terms of the Areas


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

3 and 4 Deferral Agreements, RCN-Chicago will be excused from payment of, and CAC cannot recover, the deferred balances of amounts otherwise due under the Areas 3 and 4 CAC Agreements as of the CAC Settlement Effective Date.

         B. The Parties agree and acknowledge that, in light of the termination of the Areas 3 and 4 Franchises as set forth in the City Settlement Agreement, RCN-Chicago shall have no future obligations to CAC under the Areas 3 and 4 Franchises and the Areas 3 and 4 CAC Agreements following the CAC Settlement Effective Date.

         C. In light of the termination of the Areas 3 and 4 Franchises, the Areas 3 and 4 CAC Agreements shall be rejected by RCN-Chicago as of the CAC Settlement Effective Date and CAC will not have any damages for the rejection of the Areas 3 and 4 CAC Agreements. Upon such rejection, all of the Parties' rights and obligations pursuant to the Areas 3 and 4 CAC Agreements shall be extinguished and the CAC Release of RCN shall apply to any and all past, current and future obligations of RCN-Chicago with respect to services provided by RCN-Chicago pursuant to the Areas 3 and 4 CAC Agreements and the Areas 3 and 4 Franchises. Nothing herein affects, or entitles RCN-Chicago to any refund of, payments previously made under the Areas 3 and 4 Franchises or the Areas 3 and 4 CAC Agreements.

         4. AREA 2 FRANCHISE AND CAC AGREEMENT.

         A. RCN-Chicago shall pay CAC the amount of Two Million One Hundred-Fifty Thousand Dollars ($2,150,000) in immediately available funds (the "Settlement Payment"), by wire transfer to the following bank account no later than two (2) business days after the CAC Settlement Effective Date:

                  MB Financial Bank, N.A.
                  Chicago Access Corporation Account
                  Acct #0410918
                  Routing #071001737

         B. The Settlement Payment shall constitute payment in full for (i) any and all payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Area 2 Franchise and the Area 2 CAC Agreement as of the CAC Settlement Effective Date, including without limitation, any and all amounts necessary, or alleged to be necessary, to cure any outstanding obligations to CAC under the Area 2 Franchise and the Area 2 CAC Agreement as of the CAC Settlement Effective Date, and (ii) any and all future payments due or alleged to be due from any RCN Released Entity to CAC pursuant to the Area 2 Franchise and the Area 2 CAC Agreement with respect to services provided in Area 2 by an RCN Released Entity throughout the remaining term of the Area 2 Franchise and the Area 2 CAC Agreement.

         C. As of the wire transfer of the Settlement Payment in accordance with subsection 4.A above, the Area 2 CAC Agreement shall be amended to provide that the Settlement Payment constitutes full payment in lieu of and in substitution for any and all unpaid past-due, current and future payment obligations set forth in the Area 2 CAC Agreement, and the CAC Release of


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

RCN-Chicago shall apply to all such payment obligations and to any and all past, current and future payment obligations to CAC set forth in the Area 2 Franchise. Nothing herein affects, or entitles RCN-Chicago to any refund of, payments previously made under the Area 2 Franchise or the Area 2 CAC Agreement.

         D. CAC acknowledges that Section 4 of the City Settlement Agreement provides that RCN-Chicago may in the future determine to terminate the Area 2 Franchise without penalty before the end of its term and agrees that such an early termination shall also serve to terminate without penalty the Area 2 CAC Agreement and extinguish any and all further obligations by any RCN Released Entity pursuant to the Area 2 CAC Agreement, as amended by this Agreement, as of the date that RCN-Chicago service in Area 2 ceases. An early termination of the Area 2 Franchise will have no effect on CAC's right under this Agreement to retain the full Settlement Payment.

         5. RCN-CHICAGO COMMITMENTS. No later than five (5) business days following execution of this Agreement by both Parties, RCN-Chicago shall file a motion with the Bankruptcy Court seeking to have (i) this Agreement approved; (ii) the Areas 3 and 4 CAC Agreements rejected as of the CAC Settlement Effective Date; (iii) the Area 1 CAC Agreement assumed as of the CAC Settlement Effective Date; and (iv) the Area 2 CAC Agreement, as amended by this Agreement, assumed as of the CAC Settlement Effective Date.

         6. CAC COMMITMENTS. Within two (2) business days following the wire transfer of the Settlement Payment in accordance with subsection 4.A above, CAC shall withdraw the proof of claim it filed at the Bankruptcy Court on or about September 30, 2004 (Claim # 2062), and CAC shall not file any additional proofs of claim or requests for payment of administrative expenses with respect to the Areas 1 and 2 Franchises or the Areas 1 and 2 CAC Agreements.

         7. MUTUAL RELEASES.

         A. Upon the CAC's receipt of the Settlement Payment, and subject to the other conditions set forth in this Agreement, the CAC Released Entities do hereby release and forever discharge the RCN Released Entities from all CAC Claims against the RCN Released Entities (the "CAC Release of RCN").

         B. Upon the CAC Settlement Effective Date, and subject to the other conditions set forth in this Agreement, the RCN Released Entities do hereby release and forever discharge the CAC Released Entities from all RCN Claims against the CAC Released Entities (the "RCN Release of CAC").

         C. This Agreement is intended to and does settle all RCN Claims and CAC Claims, and nothing contained herein shall constitute an admission by any Party as to the merits of any claims, positions or arguments that they have or might assert with respect to the disputes settled by this Agreement, and nothing in this Agreement shall be construed as an admission by any Party of any liability of any kind to any other Party.


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

         D. The Parties agree that any and all claims and disputes settled pursuant to this Agreement shall be forever extinguished and that neither Party shall take the position - in connection with any future matters or course of dealing between the Parties or their successors or assigns, including but not limited to the renewal, extension, amendment, assignment, transfer or other modification of existing CAC Agreements or future CAC agreements - that RCN-Chicago should be treated more or less favorably because of these claims and disputes or their settlement pursuant to this Agreement.

         E. For the avoidance of doubt, these releases shall not be construed to release either CAC or RCN-Chicago from the terms of this Agreement.

         8. Binding Effect. This Agreement shall be binding on both Parties as of the CAC Settlement Effective Date.

         9. Notices. All notices and communications shall be in writing and shall be given to the Parties at the following addresses, or such other addresses as a Party shall provide to the other in writing in accordance with the terms of this paragraph.

                  If to CAC:

                           Executive Director
                           Chicago Access Corporation
                           322 South Green Street
                           Chicago, IL 60607-3544
                           Fax:  (312) 738-2519

                  If to RCN-Chicago:

                           General Manager
                           RCN Cable TV of Chicago, Inc.
                           350 North Orleans Street
                           Chicago, IL 60654
                           Fax:  (312) 955-2111

                  With copy to:

                           General Counsel
                           RCN Corporation
                           105 Carnegie Center
                           3rd Floor
                           Princeton, NJ  08540
                           Fax:  (301) 531-2725

All notices shall be sent by registered or certified mail, return receipt requested, sent by Federal Express or similar overnight delivery service with a signed receipt, or sent by facsimile transmission to the telephone numbers set forth above and confirmed by first class mail to the receiving Party's


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

address set forth above, and shall be deemed given on the second business day after such mailing or delivery.

         10. REPRESENTATIONS AND WARRANTIES.

         A. Subject to the wire transfer of the Settlement Payment in accordance with this Agreement and the other conditions set forth in this Agreement, each Party promises not to bring any additional claims, actions, suits or proceedings against any other Party, directly or indirectly, regarding or relating in any manner to the CAC Claims and RCN Claims, as appropriate, and each Party further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding including, but not limited to any preference action by RCN-Chicago or any trustee appointed in the bankruptcy case filed by RCN Corp. or the RCN-Chicago Bankruptcy;

         B. Each Party represents and warrants that it is the sole and lawful owner of all right, title and interest in all CAC Claims and RCN Claims, as appropriate, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any CAC Claims or RCN Claims. Each Party to this Agreement shall indemnify the other, shall defend the other, and shall hold the other harmless from and against any claims based upon or arising in connection with any such prior assignment, transfer, lien and/or right, or any such purported assignment, transfer, lien and/or right;

         C. The undersigned represent and warrant to each other that they are duly authorized to execute this Agreement on behalf of the applicable Party hereto;

         D. The Parties represent and warrant that they have read and understand this Agreement, that they intend to be legally bound by it, and that its terms, provisions and conditions have been fully explained to them by their attorneys;

         E. Each Party represents and warrants that, subject to Bankruptcy Court approval, it is authorized to perform its obligations in accordance with the terms of this Agreement; and

         F. Each Party represents and warrants that it will use its best efforts to obtain all necessary approvals for this Agreement.

         11. Voluntary Agreement. This Agreement is freely and voluntarily given by the Parties, without any duress or coercion, and after each Party has consulted with its counsel. Each Party has carefully and completely read all of the terms and provisions of this Agreement. Each of the Parties understands and agrees that this Agreement is in the nature of a settlement and compromise of RCN Claims and CAC Claims. Both RCN-Chicago and CAC intend to settle and satisfy all claims, judgments, and controversies encompassed by the RCN Claims and the CAC Claims to avoid litigation.

         12. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their successors in interest, assigns, personal representatives and heirs.



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

         13. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all Parties hereto, notwithstanding that all Parties shall not have signed the same counterpart.

         14. Headings. The headings in this Agreement are for convenience of reference only and are not a material part of this Settlement Agreement. They shall not be used in determining the intent of the Parties.

         15. Governing Law. This Agreement shall be governed by and construed, and the legal relations between the Parties determined, in accordance with the laws of the State of Illinois.

         16. ATTORNEYS FEES AND OTHER COSTS. The Parties shall each bear and be solely responsible for their respective costs and expenses in connection with this Agreement, including but not limited to, their respective attorneys' fees and other costs generated in connection with the disputes giving rise to this Agreement, in the negotiation, preparation and drafting of this Agreement, and in securing any and all required approvals of this Agreement.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto and supercedes any and all prior representations, agreements and negotiations between the Parties, whether written or oral, relating to the subject matter of this Agreement. Nothing in this Agreement shall modify or amend the terms of the Area 1 CAC Agreement or, except as expressly set forth in this Agreement, modify or amend the Area 2 CAC Agreement.

         18. AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement shall be effective until it is reduced to writing and approved and executed by all Parties to this Agreement and approved in accordance with all applicable statutory and judicial rules and procedures.

         19. ADDITIONAL DOCUMENTS. RCN-Chicago and CAC agree to cooperate fully and execute all supplemental documents and take all additional actions that may be necessary to give full force and effect to this Agreement.



                     [This area intentionally left blank]



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

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.


                                     CHICAGO ACCESS CORPORATION


                                     By: /s/ Barbara Popovic
                                         --------------------------------
                                         Name:  Barbara Popovic
                                         Title: Executive Director


                                     RCN CABLE TV OF CHICAGO, INC.


                                     By: /s/ Thomas M. McKay
                                         --------------------------------
                                         Name:  Thomas M. McKay
                                         Title: General Manager


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